Exhibit 10.2

FINAL VERSION 3/9/11

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This INTELLECTUAL PROPERTY LICENSE AGREEMENT (“Agreement”), dated as of March 9, 2011 and effective as of the Closing Date (as defined in the Share Purchase Agreement between Exceet Group AG and Licensee dated March 9, 2011 - “SPA”) (“Effective Date”) is entered into by and between AuthentiDate International AG together with Authentidate Deutschland GmbH, each having a place of business at Rethelstraße 47, 40237 Düsseldorf, Germany (collectively, “Licensor”) and Authentidate Holding Corp., a Delaware corporation, having a place of business at 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922 (“Licensee”).

WHEREAS, Licensee has provided funding to Licensor over an extended period of time, including throughout the period of development of Licensor’s Intellectual Property Rights (as defined below);

WHEREAS, Licensee and Licensor have entered into an agreement titled Trademark License Agreement on the Effective Date, pursuant to which Licensee has licensed to Licensor rights under Licensee’s trademarks;

WHEREAS, Licensor owns the Intellectual Property Rights (as defined below), relating to technology offered and sold by Licensor that are used in its business, and desires to grant to Licensee a license to the Intellectual Property Rights; and

WHEREAS, Licensee desires to obtain a license from Licensor to the Intellectual Property Rights.

NOW, THEREFORE, for and in consideration of the foregoing and the respective promises and covenants contained in this Agreement, Licensor and Licensee hereby agree as follows:

1. Grant of License.

1.1 Non-Exclusive Perpetual License. Licensor grants Licensee a non-exclusive, royalty-free, non-transferrable, perpetual (subject to the termination under Sections 8.1 or 8.2) license to use the intellectual property rights as defined in Exhibit A (the “Intellectual Property Rights”), worldwide except the European Economic Area, Croatia, Georgia, Iceland, Liechtenstein, Russia, Serbia, Switzerland, Turkey and Ukraine (the “Territory”).

1.2 Sub-Licensing. Licensee shall have the right to sub-license the Intellectual Property Rights to each of its affiliates and subsidiaries, and each of Licensee, its affiliates and subsidiaries shall have the right to include the Intellectual Property Rights as part of their own products and services and sell such products and services to their customers for use by such customers and for resale by such customers through all subsequent levels of the supply chain.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

2. Non-Competition.

2.1 For a duration of two (2) years following the Effective Date, Licensor shall refrain, directly or indirectly, whether as principal or agent, and whether alone or jointly with others, to carry on or be engaged, concerned or interested in any business in the Territory relating to the Intellectual Property Rights that is competitive with the business of Licensee.

2.2 In the event of any breach or threatened breach by Licensor of its obligations under this Section 2, Licensee shall be entitled to seek injunctive relief in addition to any other remedy to which it may be entitled under law.

2.3 The parties agree that the restrictions contained in this Section 2 are no greater than is reasonable and necessary for the protection of the interest of Licensee, but if any such restriction shall be held to be void but would be valid if deleted in part or reduced in application, such restriction shall apply with such deletion or modification as may be and to the minimum extent necessary to make it valid and enforceable.

2.4 Notwithstanding the foregoing, however, Licensee agrees that nothing in this Agreement (including Section 2) shall restrict the Licensor from continuing to conduct its business or otherwise exploiting any of its Intellectual Property Rights from and after the Effective Date (including in the Territory) as it conducted its business and exploited its Intellectual Property Rights prior to the Effective Date.

3. Taxes. Licensor is not responsible for any sales, use, value-added, personal property or other taxes imposed on either Licensee’s or any sub-licensees’ use, possession, offer for sale, or sale of the Intellectual Property Rights. Each party shall be solely responsible for any taxes based on its own net income.

4. Infringement Proceedings. Licensee shall notify Licensor of any infringement of the Intellectual Property Rights as it comes to the attention of Licensee. The Licensor shall either prosecute the infringement of the Intellectual Property Rights, at its own expense and discretion, or shall allow Licensee to prosecute the infringement of the Intellectual Property Rights, at Licensee’s expense. Licensee or Licensor, as the case may be, shall provide reasonable cooperation in all infringement proceedings and preparations for such proceedings brought or contemplated to be brought by the other party.

5. Representations, Warranties, Disclaimer, Limitation of Liability, Covenant.

5.1 Representations and Warranties. Licensor represents and warrants to Licensee that (i) Licensor has full power and authority to enter into this Agreement and to grant the rights, other than the rights in existence prior to the Effective Date, granted hereunder; (ii) Licensor has written agreements with the inventors, creators, and/or licensors of any of the patents, software, copyrights, and technology comprising the Intellectual Property Rights, developed or created after the Effective Date, sufficient for it to grant the rights to Licensee hereunder; (iii) the practice of the patents and use of the technology and software, developed or created after the Effective Date, by Licensee, and the methods, processes and systems used to perform any services therewith shall not infringe upon or violate any trademark, trade secret, patent, copyright or other intellectual property or proprietary right of a third party; (iv) Licensor shall comply with

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

all applicable laws, rules and regulations (“Applicable Law”) in the performance of its obligations hereunder, and (v) Licensor’s execution and performance of this Agreement will not conflict with, violate, or otherwise result in a breach of the terms of any contract or agreement, entered into after the Effective Date, to which Licensor is bound, or any law, regulation, order, judgment or decree of any court, arbitrator or any other governmental or regulatory body binding upon Licensor.

5.2 Licensor Liability. To the extent that any use or practice of the Intellectual Property Rights developed or created by Licensor after the Effective Date infringes upon, misappropriates or violates any trade secret, patent, copyright or other intellectual property or proprietary right of a third party (other than Licensee and its affiliates or subsidiaries), and such infringement, misappropriation or violation is a result of Licensor’s negligence, or willful act or omission, Licensor shall have thirty (30) days from notification by Licensee to modify the software, methods, processes and systems such that they no longer infringe, misappropriate or violate such third party intellectual property or proprietary rights. Should Licensor fail, within such thirty (30) day period, to so modify the software, methods, processes and systems such that they no longer infringe, misappropriate or violate such third party intellectual property or proprietary rights, Licensor shall be liable to Licensee for an amount not to exceed [****] in total over the term of this Agreement to cover Licensee’s costs and expenses to defend against any third party claims, to make such modifications, remove or replace such infringing software, methods, processes and systems and to cover Licensee’s costs and expenses associated therewith, including reasonable attorney and expert fees, costs, liens, judgments, settlements, and penalties. If any claim is commenced against Licensee relating to this provision, notice thereof shall be given to Licensor as promptly as practicable. The parties will reasonably cooperate with each other in resolving the third party intellectual property claim, at Licensor’s cost, as set forth herein.

5.3 Disclaimer. EXCEPT AS OTHERWISE PROVIDED HEREIN, LICENSOR HEREBY SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF ANY SORT, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INTELLECTUAL PROPERTY RIGHTS.

5.4 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY, ITS AGENTS, OFFICERS, DIRECTORS OR EMPLOYEES, HAVE ANY LIABILITY TO THE OTHER PARTY OR ANY THIRD PARTY FOR THE COST OF SUBSTITUTE GOODS OR ANY INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES ARISING IN ANY MANNER IN CONNECTION HEREWITH, OR OUT OF THIS AGREEMENT, THE PERFORMANCE OR BREACH HEREOF OR THE SUBJECT MATTER HEREOF, HOWEVER CAUSED, WHETHER BY NEGLIGENCE OR OTHERWISE, REGARDLESS OF THE FORM OF ACTION, WHETHER FOR BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT PRODUCT LIABILITY, INFRINGEMENT OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATIONS DO NOT APPLY TO ANY BREACH OF SECTIONS 2, 3, 5.2,

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

5.5 OR 7 OR ANY OBLIGATIONS UNDER SECTION 5.2. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

5.5 Covenant Not to Sue. During the term of this Agreement, Licensor shall not sue Licensee or any of Licensee’s then current affiliates relating to the infringement of the Intellectual Property Rights, provided that Licensee is not in violation or breach of this Agreement.

6. No Assignment. Neither party may assign this Agreement or any of the rights or privileges under this Agreement without the prior written consent of the other party; provided that each party may assign this Agreement to an affiliated company or in connection with a merger or consolidation or the sale of all or substantially all of its assets or business relating to the subject matter hereof. The validity of any approved or allowable assignment of this Agreement or any of the rights or privileges under this Agreement shall be subject to the assignee agreeing in advance, in writing, to be bound by the terms of this Agreement. Any attempted assignment in derogation of the foregoing shall be void.

7. Information and Confidentiality.

7.1 Confidentiality. Licensee acknowledges that the information relating to the Intellectual Property Rights provided pursuant to this Agreement relates or will relate to information that is not or will not be publicly available (the “Confidential Information”). The Confidential Information provided hereunder is valuable, proprietary, and unique, and the Licensee agrees to maintain the confidentiality of the Confidential Information and to be bound by and observe the proprietary nature thereof as provided herein. The Licensee agrees to take diligent action to fulfill its obligations hereunder by instruction or agreement with its employees, consultants, advisors or agents (whose confidentiality obligations shall survive termination of employment or agency) who are permitted access to the Confidential Information. Access shall only be given on a need-to-know basis, except as otherwise set forth herein or as may be permitted in writing by the Licensor. The terms and conditions of this Agreement are also confidential to the parties. Neither party shall disclose any such terms and conditions during the term of the Agreement and thereafter without prior written approval by the other party, except as required by law.

7.2 Confidentiality Exceptions. Notwithstanding the provisions of this Section 7, the confidentiality obligations hereunder shall not apply to (i) information that is known to the public or is generally known within the industry or business, (ii) information that was required to be disclosed pursuant to law or order of a court having jurisdiction (provided that the party required so to disclose such Confidential Information shall offer the party owning such Confidential Information the opportunity to obtain an appropriate protective order or administrative relief against disclosure of such Confidential Information) but only to the extent of any such required disclosure, (iii) information that was legally acquired by Licensor or Licensee, as the case may be, from a third-party in good faith, provided that such disclosure by the third-party was not in breach of any agreement between such third-party and Licensor or Licensee, as the case may be, and (iv) information that Licensor or Licensee needs to disclose to existing and potential investors, subject to any such existing and potential investors agreeing to be bound by the confidentiality obligations hereunder.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

8. Term and Termination.

8.1 This Agreement shall commence on the Effective Date and shall continue until terminated by the Licensee upon thirty (30) days’ prior written notice.

8.2 The Licensor shall have the right to terminate this Agreement for cause (a) should Licensee materially breach any of the terms hereof, provided that (i) Licensor has notified Licensee of the breach, (ii) Licensor has provided the Licensee with a two (2) week period of time to cure the breach, and (iii) Licensee has failed to cure the material breach within two (2) weeks following the notice; (b) immediately, (i) should Licensee assign this Agreement to a competitor of Licensor; and (ii) immediately, upon Licensee ceasing to do business for any reason. Upon such termination of this Agreement for cause, Licensee shall promptly, but not later than five (5) days following termination (i) cease all use of the Intellectual Property Rights, (ii) destroy all materials in possession of the Licensee that include the Intellectual Property Rights and remove all instances of the Intellectual Property Rights from all materials and properties that are owned or controlled by Licensee.

9. Injunctive Relief. Each party acknowledges and agrees that the nature of the rights granted and obligations hereunder are of a unique character and agrees that any breach of such rights or obligations may result in irreparable and continuing damage to the other party for which there may be no adequate remedy in damages. Notwithstanding anything to the contrary in this Agreement, each party will be authorized and entitled to seek injunctive relief, without the necessity of posting a bond even if otherwise normally required or a decree for specific performance, or both, and such further relief as may be proper from a court with competent jurisdiction.

10. General Provisions.

10.1 Notices. All notices required to be sent to either party in connection with this Agreement shall be made in writing, and may be delivered by hand, mail, overnight courier or facsimile, and shall be deemed effective on the date such notice is actually received by a party.

10.2 Choice of Law. This Agreement will be governed by, and construed and interpreted according to, the substantive laws of the State of New York, without regard to its choice of law provisions and without regard to the United Nations Convention on Contracts for the International Sale of Goods (CISG).

10.3 Choice of Forum. Any claim or action brought by a party hereto arising in any way out of this Agreement must be brought in the United States District Court for the Southern District of New York or, if subject matter jurisdiction cannot be obtained in that court, in any court of competent jurisdiction sitting in New York State. Licensor and Licensee hereby submit to the jurisdiction and venue of said courts for these purposes.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

10.4 Relationship of the Parties. Licensor and Licensee acknowledge that the relationship created hereby is that of licensor-licensee, and that this Agreement does not give rise to any other relationship, including without limitation, a joint venture relationship.

10.5 Entire Agreement. The Agreement is the final and entire agreement between the parties relating to the subject matter and supersedes any and all prior or contemporaneous discussions, statements, representations, warranties, correspondence, conditions, negotiations, understandings, promises and agreements, oral and written, with respect to such subject matter.

10.6 No Reliance. The parties each acknowledge that, in entering into this Agreement, they have not relied upon any statements, representations, warranties, correspondence, negotiations, conditions, understandings, promises and agreements, oral or written, not specifically set forth in this Agreement. All of the parties represent that they are represented by legal counsel and have been fully advised as to the meaning and consequence of all of the terms and provisions of this Agreement.

10.7 Waiver and Modifications. No provision of this Agreement shall be waived unless set forth in writing and signed by the party effecting such waiver. No waiver of the breach of any of the terms or provisions of this Agreement shall be a waiver of any preceding or succeeding breach of this Agreement or any other provisions thereof. No waiver of any default, express or implied, made by any party hereto shall be binding upon the party making such waiver in the event of a subsequent default. This Agreement may only be modified or amended by a written agreement executed by each of the parties.

10.8 Severability. In the event that any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall not affect any other term or provision, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held invalid, illegal or unenforceable, had never been contained herein and, if possible, such provision shall be rewritten to put it into such form that is acceptable and legal and most clearly reflects the intent of the parties.

10.9 Cooperation. Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

10.10 Titles. Some Sections of this Agreement have titles and some do not. The fact that some Sections hereof do not have titles shall have no significance. The titles are included for ease of reference only, and shall not be used to construe the meaning of this Agreement.

10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same Agreement.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

10.12 Authority. All parties and authorized representatives signing this Agreement represent and warrant that they have authority to execute and enter into this Agreement.

10.13 Survival. The terms of Sections 2, 3, 5, 7 and 10 shall survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the Effective Date.

AUTHENTIDATE HOLDING CORP.		AUTHENTIDATE INTERNATIONAL AG

Date:	March 9, 2011	Date:	March 9, 2011

/s/ William A. Marshall		/s/ Jan C.E. Wendenburg
William A. Marshall Chief Financial Officer and Treasurer		Jan C. E. Wendenburg Vorstand (Chief Executive Officer)

AUTHENTIDATE DEUTSCHLAND GMBH

		Date:	March 9, 2011

/s/ Jan C.E. Wendenburg
Jan C. E. Wendenburg
Geschäftsführer (Chief Executive Officer)

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Exhibit A

Intellectual Property Rights

Patents:

1.	[ * * * *]

Patent Applications:

1.	[ * * * *]

Software (excluding Source Code) and Copyrights to Software

1.	eArchive Module [* * * *]

2.	eScan Module [* * * *]

3.	eTimestamp Module [* * * *]

4.	eSign Client Module [* * * *]

5.	eBilling Signature Server [* * * *]

6.	SignatureCheck Server [* * * *]

Other Intellectual Property Rights

All patents, software, and copyrights to software, used in the Company Business, as defined in the SPA, that is owned by Licensor or licensed to Licensor, in each case where Licensor is not, as of the Effective Date, precluded from licensing or sublicensing such rights to Licensee. Licensor shall also provide to Licensee, for a period of [* * * *] from the Effective Date, all updates, upgrades, enhancements, and revisions to the licensed software, including bug fixes, but excluding any new functionality that was not developed or in development as of the Effective Date.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]